UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 7, 2017, The New York Times Company (the “Company”) announced that it has promoted Meredith Kopit Levien to the position of Executive Vice President and Chief Operating Officer, effective immediately. Ms. Kopit Levien, 46, has served as Executive Vice President and Chief Revenue Officer of the Company since April 2015. She joined the Company in August 2013 as Executive Vice President of Advertising, having previously served as Chief Revenue Officer of Forbes Media LLC from 2011 to 2013.

A copy of the Company’s press release dated June 7, 2017, announcing Ms. Kopit Levien’s promotion, is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

In light of her increased duties and responsibilities as Executive Vice President and Chief Operating Officer, the Compensation Committee of the Company’s Board of Directors approved increases in Ms. Kopit Levien’s compensation. The Committee set Ms. Kopit Levien’s annual base salary at $750,000, effective June 7, 2017, and set her targeted 2017 annual incentive compensation at 100% of base salary and total targeted value of her 2017-2019 long-term performance awards at 133% of base salary. The increases to her target annual and long-term incentive compensation were both prorated for 2017. The additional 2017 annual incentive compensation and 2017-2019 long-term performance awards are on the same terms as those granted to Company executives (including Ms. Kopit Levien) in February 2017 as part of the Company’s annual incentive grants. In addition, the Compensation Committee awarded Ms. Kopit Levien restricted stock units for 56,736 shares of the Company’s Class A Common Stock (with a market value of approximately $1 million), which will vest ratably on the first five anniversaries of the grant date.

(e) The information set forth in the paragraph above under Item 5.02(c) is incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	The New York Times Company Press Release, dated June 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: June 7, 2017	By:	/s/ Diane Brayton
Diane Brayton
Executive Vice President, General Counsel and Secretary

Exhibit List

Exhibit Number	Description

Exhibit 99.1	The New York Times Company Press Release, dated June 7, 2017.